 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 19, 2017 (June 18, 2017)

Celanese Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W. Las Colinas Blvd., Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Transaction Agreement

On June 18, 2017, Celanese Corporation, a Delaware corporation (the “Company”), through its subsidiaries, agreed with certain affiliates of The Blackstone Group L.P. to form a joint venture (the “Joint Venture”) which combines the Company’s cellulose derivatives business (the “Celanese CD Business”) and the Rhodia Acetow cellulose acetate business (the “Acetow Business”) formerly operated by Solvay S.A. and recently acquired by the Blackstone Entities (as defined below). The joint venture transaction (the “Transaction”) is subject to the terms and conditions of a Transaction Agreement (as defined below).
At the closing (the “Closing”), Celanese (as defined below) will cause the Celanese CD Business to be transferred to the Joint Venture in exchange for 70% of ownership interests in the Joint Venture, and the Blackstone Entities will cause the Acetow Business to be transferred to the Joint Venture (subject, solely with respect to the French business, to the completion of a French works council consultation process), in exchange for 30% of ownership interests in the Joint Venture (with such ownership percentages subject to adjustments pursuant to the Transaction Agreement based on the value of contributed assets and liabilities). Until the Closing, the Celanese CD Business and the Acetow Business will continue to operate wholly independently of each other.
The Transaction Agreement includes customary representations, warranties, and covenants by the parties, including representations and warranties by Celanese regarding the Celanese CD Business and the Blackstone Entities regarding the Acetow Business. The representations and warranties have been made solely for the benefit of the parties. The consummation of the Transaction is subject to customary closing conditions, including: (i) waiting periods, clearances and/or approvals of the European Union and other jurisdictions requiring antitrust or similar approvals shall have expired, been terminated or be obtained (as applicable), and (ii) completion of the internal reorganizations of the Celanese CD Business and the Acetow Business to facilitate the Closing and operation of the Joint Venture post-closing.
The Transaction Agreement may be terminated by Celanese and/or the Blackstone Entities under certain limited circumstances, including if the Closing is not consummated within one year of signing, which date may be extended by an additional 90 days, under certain circumstances. Upon the consummation of the Transaction, the parties and certain affiliates will enter into governance agreements that will contain restrictions on the transfer of the respective direct and indirect interests in the Partnerships (as defined below) and provisions relating to the management of the Joint Venture, tagalong rights, drag-along rights, preemptive rights, rights of first offer and certain exit rights.
In connection with the transactions contemplated by the Transaction Agreement, the Partnerships entered into commitment letters, each dated as of June 18, 2017, with Barclays Bank PLC, Credit Suisse AG, Deutsche Bank AG and certain of their respective affiliates pursuant to which the Joint Venture obtained commitments for credit facilities consisting of (i) senior secured and senior unsecured revolving credit facilities in an aggregate principal amount of $200 million, (ii) senior secured term loan facilities in an aggregate principal amount of $1,005 million, (iii) a senior unsecured bridge facility in an aggregate principal amount of $800 million, which bridge facility will backstop the proposed issuance of $800 million senior unsecured notes by a Joint Venture subsidiary on or prior to the Closing, and (iv) a senior unsecured term loan facility in an aggregate principal amount of $400 million. The credit facilities will be guaranteed by certain of the subsidiaries of the respective borrowers. Only the $65 million senior unsecured portion of the $200 million revolving credit facilities and the $400 million senior unsecured term loan credit facility will be guaranteed by the Company. The revolving credit facilities will also be available for ongoing working capital and other general corporate purposes of the applicable borrower and certain of its subsidiaries following completion of the Transaction. The proceeds of the debt financing are expected to be used to repay certain of the parties’ existing indebtedness including the short-term credit facility described below.
In addition, in connection with certain internal reorganizations contemplated by the Transaction Agreement, Celanese entered into a commitment letter dated as of June 18, 2017 with Barclays Bank PLC, pursuant to which Barclays Bank PLC will provide a short-term credit facility to be incurred by the entities owning the Celanese CD Business before Closing, the proceeds of which will be used to finance certain distributions by such entities to the Company before Closing. Upon consummation of the Transaction, the borrowings under such short-term facility will be repaid in full with the proceeds of debt financing received by the Joint Venture as described above.
The debt commitment letters referenced above contain conditions to funding of the debt financing customary for commitments of its type. Various economic terms of the debt financing are subject to change in the process of syndication.

The distributions which will be allocated to each of the respective parties at Closing are subject to adjustments based on the respective amounts of net working capital (relative to a target), capital spending (between signing and the Closing relative to a target), cash, debt and certain debt-like items of the Celanese CD Business and the Acetow Business. In addition, distributions are subject to adjustments based on an agreed upon allocation of transaction expenses and financing fees, as well as an appropriate level of cash to be retained at the Partnerships.
At the Closing, the parties will also enter into various ancillary agreements, including, without limitation:

•	an amended and restated partnership agreement for each of the Partnerships, together with amended and restated operating agreements of the general partners of the Partnerships;
•	a transition services agreement, pursuant to which the Company and its subsidiaries will provide certain transition services to the Joint Venture;
•
supply agreements, pursuant to which (a) subsidiaries of the Company will provide acetic acid, acetic anhydride, and ultra-high molecular weight polyethylene to the Joint Venture, and (b) the Joint Venture will provide acetate flake to subsidiaries of the Company to support its Clarifoil business;

•	an intellectual property licensing agreement, pursuant to which a subsidiary of Celanese will license certain intellectual property to the Joint Venture; and
•	a framework agreement with respect to the ownership interests in, and operation of, the Joint Venture.
In connection with the proposed Joint Venture, on June 18, 2017, Celanese US Holdings LLC, a limited liability company and subsidiary of the Company (“Celanese”), entered into a Transaction Agreement (the “Transaction Agreement”) by and among Celanese, BCP VII Jade Cayman Aggregator Ltd., a limited liability company (“Swordfish 1”), BCP VII Swordfish Aggregator L.P., a limited partnership (“Swordfish 2” and, together with Swordfish 1, the “Blackstone Entities”), Acetate UTP C.V., a limited partnership (“P1”), and Lower Tier Partnership Netherlands C.V., a limited partnership and a subsidiary of the Company (“P2” and, together with P1, the “Partnerships”). The Joint Venture structure will consist of one partnership to hold the primarily U.S. assets of the combined business and one partnership to hold the remaining assets of the combined business.
The foregoing summary of the Transaction Agreement does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the Transaction Agreement, a copy of which will be filed as an exhibit to a future periodic report of the Company.

Item 7.01	Regulation FD Disclosure.
On June 19, 2017, Mark C. Rohr, Chairman and Chief Executive Officer, Scott M. Sutton, Chief Operating Officer, and Christopher W. Jensen, Executive Vice President and Chief Financial Officer, of the Company, will make a presentation to investors and analysts concerning the Transaction via a webcast hosted by the Company at 8:30 a.m. ET (7:30 a.m. CT). The webcast, press release, prepared remarks from Mark Rohr and a slide presentation may be accessed on our website at www.celanese.com under Investor Events & Presentations. A copy of the press release, the prepared remarks and the slide presentation posted for the webcast are attached to this Current Report as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, and are incorporated herein solely for purposes of this Item 7.01 disclosure. During the webcast management may make, and the attached slide presentation and management's prepared remarks contain, references to certain Non-US GAAP financial measures. Non-US GAAP financial measures appearing in the slide presentation and management's prepared remarks are accompanied by the most directly comparable US GAAP financial measure. In addition, those Non-US GAAP financial measures are defined and reconciled to the most comparable US GAAP financial measure in our Current Non-US GAAP Financial Measures and Supplemental Information and Historical Non-US GAAP Financial Measures and Supplemental Information documents filed with this Current Report as Exhibit 99.4 and Exhibit 99.5 (and available on our website) and is incorporated herein solely for purpose of this Item 7.01 disclosure.*

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1†	Press Release issued by the Company on June 18, 2017.*
99.2†	Prepared Remarks issued by the Company on June 18, 2017.*
99.3†	Presentation issued by the Company on June 18, 2017.*
99.4†	Current Non-US GAAP Financial Measures and Supplemental Information dated June 18, 2017.*
99.5†	Historical Non-US GAAP Financial Measures and Supplemental Information dated June 18, 2017.*

† Filed herewith.
* In connection with the disclosure set forth in Item 7.01, the information in Item 7.01 of this Current Report, including the exhibits attached hereto and incorporated by reference, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including the exhibits, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 19, 2017

Celanese Corporation

By:	/s/ James R. Peacock III
James R. Peacock III
Vice President, Deputy General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1†	Press Release issued by the Company on June 18, 2017.*
99.2†	Prepared Remarks issued by the Company on June 18, 2017.*
99.3†	Presentation issued by the Company on June 18, 2017.*
99.4†	Current Non-US GAAP Financial Measures and Supplemental Information dated June 18, 2017.*
99.5†	Historical Non-US GAAP Financial Measures and Supplemental Information dated June 18, 2017.*

† Filed herewith.
* In connection with the disclosure set forth in Item 7.01, the information in Item 7.01 of this Current Report, including the exhibits attached hereto and incorporated by reference, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including the exhibits, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.